UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

Arabian American Development Company
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	1-33926 (Commission File Number)	75-1256622 (I.R.S. Employer Identification No.)

1600 Hwy 6 South, Suite 240
Sugar Land, Texas 77478
 (Address of principal executive offices)

(409) 385-8300
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

o  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

(a)

Arabian American Development Company (the “Company”) held its Annual Meeting of Shareholders on June 8, 2011, at which the matters set forth below in response to Item 5.07(b) were submitted to a vote.  Percentages are based on the total of the shares voted “For” and either “Withheld” or “Against”, as appropriate.

(b)

The shareholders elected each of the Board’s three director nominees as set forth below:

Nominees	Votes For	% For	Votes Against	Abstentions	Broker Non-Votes	Uncast
Nicholas N. Carter (3 year term)	6,482,836	78.58%	1,465,523	301,462	7,212,562	450,000
Mohammed O. Al Omair (3 year term)	4,150,457	50.31%	4,081,349	18,015	7,212,562	450,000
John R. Townsend (1 year term)	6,327,671	76.70%	1,860,779	61,259	7,212,562	450,000

The shareholders voted as set forth below on three management proposals:

Ratification of BKM Sowan Horan, LLP as Independent Auditors for 2011:

Votes For:	14,775,938	92.86%
Votes Against:	156,726
Abstentions:	979,719
Broker Non-Votes:	0

Advisory Vote on Executive Compensation:

Votes For:	5,488,106	63.08%
Votes Against:	2,123,890
Abstentions:	1,087,825
Broker Non-Votes:	7,212,562

Frequency of Advisory Vote on Executive Compensation:

Votes for 1 Year:	5,796,961	66.63%
Votes for 2 years:	2,192,239	25.20%
Votes for 3 Years:	105,016	1.21%
Abstentions:	605,605	6.96%
Broker Non-Votes:	7,212,562

(d)

The Company will include an advisory vote on executive compensation in its proxy materials annually until the next required vote on the frequency of shareholder votes on the compensation of executives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following person on behalf of the Company in the capacities indicated on June 9, 2011.

Signature	Title
/s/ Connie Cook Connie Cook	Chief Financial Officer (principal financial and accounting officer)